Exhibit 99.1

PR Media:                                                Financial:
Jeff Weir                                                Jennifer Stratiff
National Semiconductor                                   National Semiconductor
(408) 721-5199                                           (408) 721-5007
jeff.weir@nsc.com                                        invest.group@nsc.com


NATIONAL SEMICONDUCTOR ANNOUNCES 2-FOR-1 STOCK SPLIT

Santa clara, ca April 19, 2004 National Semiconductor Corporation (NYSE: NSM) announced today that its Board of Directors has approved a 2-for-1 stock split in the form of a 100% stock dividend to shareholders of record on April 29, 2004. The stock dividend will be issued to shareholders on May 13, 2004.

National Semiconductor had 179,383,685 shares of common stock outstanding at the conclusion of its third fiscal quarter, which ended February 29, 2004.

About National Semiconductor
----------------------------
National Semiconductor, the industry's premier analog company, creates high performance analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, imaging sensors and data conversion solutions. National's key markets include wireless handsets, displays, PCs, networks and a broad range of portable applications. With headquarters in Santa Clara, California, National reported sales of $1.67 billion for fiscal 2003, which ended May 25, 2003. Additional company and product information is available at www.national.com.

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National  Semiconductor  is a  registered  trademark  of National  Semiconductor
Corporation.